SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 1, 2005
Date of Report (Date of Earliest Event Reported)

EQUITY INNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-12073	62-1550848

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7700 Wolf River Boulevard
Germantown, Tennessee 38138
(Address of Principal Executive Offices) (Zip Code)

(901) 754-7774
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule l425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EQUITY INNS, INC. INDEX TO EXHIBITS
EX-1.1 UNDERWRITING AGREEMENT 03/01/05
EX-5.1 OPINION OF HUNTON & WILLIAMS LLP
EX-8.1 OPINION OF HUNTON & WILLIAMS LLP

Item 8.01. Other Events.

On March 4, 2005, Equity Inns, Inc. (the “Company”) completed an underwritten public offering (the “Offering”) of 2,700,000 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”). The net proceeds of the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, will be approximately $28.5 million, assuming no exercise of the underwriters’ over-allotment option to purchase up to an additional 405,000 shares of Common Stock.

The Company entered into an Underwriting Agreement in connection with the Offering (the “Underwriting Agreement”) among the Company, Equity Inns Trust, Equity Inns Partnership, L.P., A.G. Edwards & Sons, Inc. and Calyon Securities (USA) Inc. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

1.1	Underwriting Agreement dated March 1, 2005 by and among the Company, Equity Inns Trust, Equity Inns Partnership, L.P., A.G. Edwards & Sons, Inc. and Calyon Securities (USA) Inc.

5.1	Opinion of Hunton & Williams LLP with respect to the legality of the shares of common stock being issued.

8.1	Opinion of Hunton & Williams LLP with respect to tax matters.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY INNS, INC.
March 4, 2005
/s/ J. Mitchell Collins J. Mitchell Collins Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EQUITY INNS, INC.
INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated March 1, 2005 by and among the Company, Equity Inns Trust, Equity Inns Partnership, L.P., A.G. Edwards & Sons, Inc. and Calyon Securities (USA) Inc.

5.1	Opinion of Hunton & Williams LLP with respect to the legality of the shares of common stock being issued.

8.1	Opinion of Hunton & Williams LLP with respect to tax matters.